UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NEW PLAN EXCEL REALTY TRUST, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

NEW PLAN EXCEL REALTY TRUST, INC.

420 Lexington Avenue

New York, New York 10170

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 16, 2006

Dear Stockholder:

You are cordially invited to attend our 2006 annual meeting of stockholders to be held on Tuesday, May 16, 2006, at 9:00 a.m., New York City time, at

Harvard Club of New York City

The West Rooms

35 West 44th Street

New York, NY 10036

for the following purposes:

1.               To elect four directors to serve three-year terms expiring in 2009.

2.               To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on March 6, 2006 will be entitled to notice of and to vote at the meeting.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED. ALTERNATIVELY, YOU MAY BE ABLE TO VOTE YOUR SHARES THROUGH THE INTERNET OR BY USING A TOLL-FREE TELEPHONE NUMBER. PLEASE REVIEW THE INSTRUCTIONS ON THE ACCOMPANYING PROXY CARD REGARDING THESE VOTING OPTIONS. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON, IF YOU DESIRE.

By Order of the Board of Directors,
/s/ STEVEN F. SIEGEL
STEVEN F. SIEGEL
Executive Vice President, General Counsel and Secretary

New York, New York
March 28, 2006

TABLE OF CONTENTS

ABOUT THE MEETING
Why am I receiving this proxy statement?
Who is entitled to vote at the annual meeting?
What are the voting rights of stockholders?
Who can attend the annual meeting?
What will constitute a quorum at the annual meeting?
How do I vote?
How do I vote my shares that are held by my broker?
How are proxy card votes counted?
May I change my vote?
Who pays the costs of soliciting proxies?
ELECTION OF DIRECTORS
Who are the nominees for election to the Board of Directors?
Who are our other directors?
Vote Required
Recommendation of the Board of Directors
INFORMATION REGARDING CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS AND ITS COMMITTEES
Has the Company adopted corporate governance guidelines?
Does the Company have a code of ethics?
Does the Board of Directors have a lead director?
How often did the Board of Directors meet during 2005?
Does the Board of Directors have executive sessions of non-management directors?
How can I communicate with the Board of Directors?
Are a majority of our directors independent?
What committees has the Board of Directors established and how often did those committees meet during 2005?
Do our directors receive any compensation for their service as directors?
Do we have minimum stock ownership guidelines for our non-management directors?
EXECUTIVE COMPENSATION AND OTHER INFORMATION
Who are our executive officers?
Compensation Tables
Do we have employment agreements with our named executive officers?
PERFORMANCE GRAPH
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
What is our general compensation philosophy?
What are the components of our executive compensation?
How do we compensate our Chief Executive Officer?
Are there any tax limits on our executive compensation?
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE AUDIT COMMITTEE
VOTING SECURITIES OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Ownership of Common Stock
Ownership of Series D Depositary Shares
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER MATTERS
Section 16(a) Beneficial Ownership Reporting Compliance
Relationship With Independent Accountants
Are there any other matters coming before the 2006 annual meeting?
When are stockholder proposals due for the 2007 annual meeting?
Householding of Proxy Materials
APPENDIX A – CHARTER OF THE AUDIT COMMITTEE

NEW PLAN EXCEL REALTY TRUST, INC.

420 Lexington Avenue

New York, New York 10170

PROXY STATEMENT

ABOUT THE MEETING

Why am I receiving this proxy statement?

This proxy statement contains information related to the solicitation of proxies for use at our 2006 annual meeting of stockholders, to be held at 9:00 a.m., New York City time, on Tuesday, May 16, 2006 at the Harvard Club of New York City, The West Rooms, 35 West 44th Street, New York, NY 10036, for the purposes stated in the accompanying Notice of Annual Meeting of Stockholders. This solicitation is made on behalf of our Board of Directors. “We,” “our,” “us,” the “Company” and “New Plan” refer to New Plan Excel Realty Trust, Inc. and its subsidiaries and affiliates. This proxy statement, the enclosed proxy card and our 2005 annual report to stockholders are being mailed to stockholders beginning on or about April 7, 2006.

Who is entitled to vote at the annual meeting?

Only holders of record of our common stock and our voting Series D depositary shares at the close of business on March 6, 2006, the record date for the annual meeting, are entitled to receive notice of the annual meeting and to vote at the meeting. Our common stock and Series D depositary shares constitute the only classes of securities entitled to vote at the meeting.

What are the voting rights of stockholders?

Each share of common stock outstanding on the record date entitles its holder to cast one vote on each matter to be voted on. Each Series D depositary share outstanding on the record date entitles its holder to cast one vote on each matter upon which holders of the common stock have the right to vote.

Who can attend the annual meeting?

All holders of our common stock and our Series D depositary shares at the close of business on March 6, 2006, the record date for the annual meeting, or their duly appointed proxies, are authorized to attend the annual meeting. If you attend the meeting, you may be asked to present valid picture identification, such as a driver’s license or passport, before being admitted. Cameras, recording devices, and other electronic devices will not be permitted at the meeting.

Please also note that if you hold your shares in “street name” (that is, through a bank, broker or other nominee), you will need to bring a copy of the brokerage statement reflecting your stock ownership as of March 6, 2006.

What will constitute a quorum at the annual meeting?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock and Series D depositary shares outstanding on March 6, 2006, in the aggregate, will constitute a quorum, permitting the stockholders to conduct business at the meeting. We will include abstentions and broker non-votes in the calculation of the number of shares considered to be present at the meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares.

As of the record date, there were 104,433,171 shares of common stock outstanding, and 1,500,000 Series D depositary shares outstanding.

How do I vote?

If you hold your shares in your own name as a holder of record, you may instruct the proxy holders named in the accompanying proxy card how to vote your shares by using the Internet website or toll-free telephone number listed on the accompanying proxy card or by completing and returning the accompanying proxy card. Alternatively, you may vote in person by completing a written ballot at the annual meeting.

How do I vote my shares that are held by my broker?

If your shares are held by a bank or broker, you should follow the instructions provided to you by the bank or broker. Although most banks and brokers now offer voting by mail, telephone and on the Internet, availability and specific procedures will depend on their voting arrangements.

How are proxy card votes counted?

If the accompanying proxy card is properly signed and returned to us, and not revoked, it will be voted as directed by you. Unless contrary instructions are given, the persons designated as proxy holders on the proxy card will vote FOR the election of all nominees for our Board of Directors named in this proxy statement, and as recommended by our Board of Directors with regard to any other matters, or, if no such recommendation is given, in their own discretion.

May I change my vote?

Yes. You may revoke a previously granted proxy at any time before it is exercised by filing with our Secretary a notice of revocation, by submitting a duly executed proxy bearing a later date or by casting a new vote through the Internet or by telephone. Additionally, the powers of the proxy holders will be suspended regarding any person who executed a proxy but then attends the meeting in person and requests that their proxy be revoked. Attendance at the meeting will not, in itself, constitute revocation of a previously granted proxy.

Who pays the costs of soliciting proxies?

We will pay the costs of soliciting proxies. In addition to soliciting proxies by mail, our officers, directors and other employees, without additional compensation, may solicit proxies personally or by other appropriate means. It is anticipated that banks, brokers, fiduciaries, custodians and nominees will forward proxy soliciting materials to their principals, and that we will reimburse such persons’ out-of-pocket expenses.

You should rely only on the information provided in this proxy statement. We have not authorized anyone to provide you with different or additional information. You should not assume that the information in this proxy statement is accurate as of any date other than the date of this proxy statement or, where information relates to another date set forth in this proxy statement, then as of that date.

ELECTION OF DIRECTORS

Our Board of Directors is currently comprised of 11 directors, divided into three classes, with approximately one-third of the directors scheduled to be elected by the stockholders annually. The terms of four current directors, Irwin Engelman, H. Carl McCall, Melvin Newman and Glenn J. Rufrano, expire at the 2006 annual meeting, while the terms of the remaining directors expire at the annual meeting of stockholders to be held in 2007 and 2008, as described below. The nominees have been recommended by our Board of Directors for re-election to serve as directors for three-year terms expiring in 2009. Based on its review of the relationships between its existing directors (including the director nominees) and the Company, the Board of Directors has affirmatively determined that if these nominees are elected, eight of the 11 directors serving on the Board of Directors will be independent directors under the rules of the New York Stock Exchange.

The Board of Directors knows of no reason why any nominee would be unable to serve as a director. If any nominee is unavailable for election or service, the Board of Directors may designate a substitute nominee and the persons designated as proxy holders on the proxy card will vote for the substitute nominee recommended by the Board of Directors, or the Board of Directors may, as permitted by our bylaws, decrease the size of our Board of Directors.

Who are the nominees for election to the Board of Directors?

The following information is submitted with respect to the nominees for election to the Board of Directors.

Nominees for Election for Terms Expiring at the 2009 Annual Meeting of Stockholders

Irwin Engelman, age 71, has been a director since 2003. He is currently a consultant to various industrial companies. From November 1999 until April 2002, he served as Executive Vice President and Chief Financial Officer of YouthStream Media Networks, Inc., a media and retailing company serving high school and college markets. From 1992 until April 1999, he served as Executive Vice President and Chief Financial Officer of MacAndrews & Forbes Holdings, Inc., a privately-held financial holding company. From November 1998 until April 1999, he also served as Vice Chairman, Chief Administrative Officer and a director of Revlon, Inc., a publicly-traded consumer products company. From 1978 until 1992, he served as an executive officer of various public companies including International Specialty Products, Inc. (a subsidiary of GAF Holdings Inc.), CitiTrust Bancorporation, General Foods Corporation and The Singer Company. He is currently a director and a member of the audit committee of Sanford Bernstein Mutual Funds, a publicly-traded mutual fund company, and a director and a member of the audit committee of eMagin Corporation, a publicly-traded OLED microdisplays and virtual imaging technologies company.

H. Carl McCall, age 70, has been a director since 2003. He is currently, and has been since June 2004, a principal of Convent Capital, LLC, a financial advisory firm. From February 2003 to June 2004, he served as Vice Chairman of Healthpoint, a private equity firm investing in the healthcare industry.  From May 1993 until December 2002, he served as Comptroller of the State of New York, from 1991 until May 1993, he served as President of the New York City Board of Education and from 1985 to 1993 he served as Vice President of Citicorp. He is also currently a director of Tyco International LTD, a publicly-traded diversified manufacturing and service company, TAG Entertainment Corp., a publicly-traded entertainment company that specializes in the production and distribution of family oriented motion pictures and Ariel Mutual Funds, a publicly-traded mutual fund company.

Melvin Newman, age 64, has been a director since 1983. Mr. Newman is a private investor and the brother of William Newman.

Glenn J. Rufrano, age 56, has been a director since 2000 and our Chief Executive Officer since February 2000. From February 2000 until March 2002, Mr. Rufrano also served as our President. He was a partner in The O’Connor Group, a diversified real estate firm, from its inception in 1983 until March 2000. He was Chief Financial Officer of The O’Connor Group from June 1990 to November 1994 and President and Chief Operating Officer from November 1994 to March 2000. He also was Co-Chairman of The Peabody Group, an association between The O’Connor Group and J.P. Morgan & Co., Inc., from September 1998 to March 2000. He currently serves on a number of boards at New York University’s Real Estate Institute, where he is an adjunct professor, and is a trustee, member of the Executive Committee and Treasurer and Secretary of the International Council of Shopping Centers. He is also currently a director and member of the audit committee of Trizec Properties, Inc., a publicly-traded real estate investment trust (REIT) that owns and operates office properties. Mr. Rufrano’s employment agreement with us provides that we nominate him at the annual meeting to serve as a director for a three-year term.

Who are our other directors?

The following information is submitted with respect to those directors whose terms of office will continue after the annual meeting.

Incumbent Directors—Terms Expiring at the 2008 Annual Meeting of Stockholders

Raymond H. Bottorf, age 64, has been a director since 1991. He has been Managing Partner of Global Real Estate Partners, LLC, a private merchant bank, since July 1999. Mr. Bottorf was the Managing Director of the New York office of the Global Real Estate Group of ABN-AMRO, Inc., an investment bank, from 1997 through July 1999. From 1990 to 1997, he was the President and sole director of U.S. Alpha, Inc., a wholly owned subsidiary of Stichting Pensioenfonds ABP, formerly Algemeen Burgerlijk Pensioenfonds, a Dutch pension fund.

Matthew Goldstein, age 64, has been a director since 2000. He has been Chancellor of The City University of New York since September 1999. He formerly held the positions of President of Adelphi University from June 1998 to August 1999 and President of Baruch College of The City University of New York from 1991 to June 1998. He is currently a member of the Board of Trustees of the JP Morgan Funds, a publicly-traded mutual fund company, and as such he currently oversees nine investment companies comprised of 118 funds.

Gregory White, age 50, has been a director since 1994. Mr. White is a founding partner of Prima Capital Advisors, an investment advisory firm formed in January 2003. Mr. White served as Senior Vice President of Conning Asset Management Company, an investment advisory firm, from August 1998 until January 2003. From 1992 to August 1998, Mr. White was a founding partner and Managing Director of Schroder Mortgage Associates, an investment advisory firm. From 1982 to 1992, he was associated with Salomon Brothers Inc., where from 1988 until 1992 he was a Managing Director of the real estate finance department.

Incumbent Directors—Terms Expiring at the 2007 Annual Meeting of Stockholders

Norman Gold, age 75, has been a director since our organization in 1972. He is currently of counsel to the law firm of Perkins Coie LLP. From August 2003 to August 2005 he was of counsel to the law firm of Wildman, Harrold, Allen & Dixon LLP and from 1962 until July 2003 he was a partner in the law firm of Altheimer & Gray.

Nina Matis, age 58, has been a director since 2002.  Ms. Matis is currently, and has been since 1986, a partner at the law firm of Katten Muchin Rosenman LLP. She is also currently, and has been since November 1999, Executive Vice President of iStar Financial Inc., a publicly-traded REIT specializing in commercial real estate financing, where she also currently serves, and has served since 1996, as General Counsel.

William Newman, age 79, has been our Chairman of the Board of Directors since our organization in 1972. He served as our Chief Executive Officer from 1972 to 1998 and as our President from 1972 to 1988. He served as President and Chief Executive Officer of our predecessor corporation, New Plan Realty Corporation, from the corporation’s organization in 1961 through its reorganization in 1972. He is a past Chairman of National Association of Real Estate Investment Trusts (NAREIT) and has been actively involved in real estate for over 50 years. Mr. Newman’s then existing employment agreement with us provided that we nominate him at the 2004 annual meeting to serve as a director for a three-year term. William Newman is the brother of Melvin Newman.

George Puskar, age 62, has been a director since 2003. He currently serves as Chairman of Solutions Manufacturing, Inc., a contract manufacturer of electronic components, and is a private investor. From June 1997 until June 2000, Mr. Puskar served as Chairman of the Board of Lend Lease Real Estate Investments, formerly known as ERE Yarmouth, the U.S. real estate unit of Lend Lease Corporation, an international financial services and real estate company. From 1988 to June 1997, he served as Chairman and Chief Executive Officer of Equitable Real Estate Management, Inc., a full service commercial real estate investment management company that was the largest manager of pension funds invested in real estate and a subsidiary of The Equitable Life Assurance Society of the United States. He is also currently a director and a member of the investment committee of iStar Financial Inc., a publicly-traded REIT specializing in commercial real estate financing.

Vote Required

The affirmative vote of a plurality of all the votes cast at the annual meeting, assuming a quorum is present, is necessary for the election of a director. Therefore, the four individuals with the highest number of affirmative votes will be elected to the four directorships. For purposes of the election of directors, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES SET FORTH ABOVE.

INFORMATION REGARDING CORPORATE GOVERNANCE AND
THE BOARD OF DIRECTORS AND ITS COMMITTEES

Has the Company adopted corporate governance guidelines?

Yes. The Company has adopted corporate governance guidelines which serve as guidelines and principles for the conduct of the Board of Directors. They reflect the Board’s commitment to monitoring the effectiveness of decision-making at the Board and management level and ensuring adherence to good corporate governance principles, all with a goal of enhancing stockholder value over the long term. The corporate governance guidelines, which meet the requirements of the New York Stock Exchange listing standards, address a number of topics, including, among other things, director qualifications and responsibilities, the functioning of the Board, the responsibilities and composition of the Board committees, director compensation, management succession and annual Board review and self-evaluations. The corporate governance guidelines are available on our website at www.newplan.com and are also available in print, free of charge, to any stockholder who requests them. You can obtain such copy in print by contacting our Senior Vice President of Corporate Communications, either by mail at our corporate office or by e-mail at corporatecommunications@newplan.com.

Does the Company have a code of ethics?

Yes. The Company has adopted a Code of Business Conduct and Ethics which applies to all of our employees, officers and directors and meets the requirements for such code as set forth in the New York Stock Exchange listing standards. The Company has also adopted a Code of Ethics for Principal Executive Officer and Senior Financial Officers which meets the requirements of a “code of ethics” as defined by the rules and regulations of the Securities and Exchange Commission. Both the Code of Business Conduct and Ethics and the Code of Ethics for Principal Executive Officer and Senior Financial Officers are available on our website at www.newplan.com and are also available in print, free of charge, to any stockholder who requests them. You can obtain such copies in print by contacting our Senior Vice President of Corporate Communications, either by mail at our corporate office or by e-mail at corporatecommunications@newplan.com.

Does the Board of Directors have a lead director?

The Board of Directors established the position of “lead” director in 2003. The Board will, on an annual basis, select the lead director from among the Board’s independent directors. The lead director is currently H. Carl McCall. The role of the lead director is to serve as liaison between (i) the Board of Directors and management, including the Chief Executive Officer, (ii) independent directors and (iii) interested third parties and the Board of Directors. The lead director serves as the focal point of communication with the Board of Directors regarding management plans and initiatives, and ensures that the role between board oversight and management operations is respected. The lead director also provides the medium for informal dialogue with and between independent directors, allowing for free and open communication within that group. In addition, the lead director will serve as the communication conduit for third parties who wish to communicate with the Board.

How often did the Board of Directors meet during 2005?

During 2005, the Board of Directors held nine meetings, including telephonic meetings. All directors attended at least 75% of Board and applicable committee meetings on which he or she served during his or her period of service. In addition, pursuant to our corporate governance guidelines, directors are expected to attend the annual meetings of stockholders. Last year, all of our directors attended the annual meeting of stockholders.

Does the Board of Directors have executive sessions of non-management directors?

Yes. Pursuant to our corporate governance guidelines and the New York Stock Exchange listing standards, in order to promote open discussion among non-management directors, the Board devotes a portion of each regularly scheduled Board meeting to executive sessions without management participation. In addition, our corporate governance guidelines provide that if the group of non-management directors includes directors who are not independent, as defined in the New York Stock Exchange’s listing standards, at least one such executive session convened per year will include only independent directors. The lead director presides over these executive sessions.

How can I communicate with the Board of Directors?

Interested third parties may communicate with the Board by communicating directly with its presiding lead director, either (i) by sending any correspondence they may have in writing to the “Lead Director” c/o General Counsel of New Plan, who will then directly forward such correspondence to the lead director, or (ii) by e-mailing correspondence directly to the lead director at lead.director@newplan.com. The lead director will decide what action should be taken with respect to the communication, including whether such communication will be reported to the Board of Directors.

Are a majority of our directors independent?

Yes. The Board of Directors has evaluated the status of each director and has affirmatively determined that Ms. Matis and Messrs. Bottorf, Engelman, Gold, Goldstein, McCall, Puskar and White are “independent,” as such term is defined in the New York Stock Exchange’s listing standards. William Newman and Glenn Rufrano are not independent as they are employees of the Company. In addition, Melvin Newman is not independent as he is the brother of William Newman.

Pursuant to our corporate governance guidelines and the New York Stock Exchange listing standards, in order for a director to be deemed independent, the Board of Directors must affirmatively determine that a director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). After broadly considering all facts and circumstances, the Board of Directors determined that Ms. Matis and Messrs. Bottorf, Engelman, Gold, Goldstein, McCall, Puskar and White have no known relationship (material or otherwise) with the Company.

Mr. Goldstein is the Chancellor of The City University of New York. Baruch College is one of the colleges in The City University of New York system. In 2005, William Newman, our Chairman of the Board of Directors, agreed to make a personal charitable contribution in the amount of $25 million over 5 years to Baruch College. This was a personal gift by Mr. Newman that was not sponsored or endorsed by the Company in any manner. The Board of Directors determined that since the gift was personal and did not involve the Company or its management, no relationship existed between Mr. Goldstein and the Company as a result of Mr. Newman’s gift, and determined that this charitable gift by Mr. Newman does not in any way interfere with or influence Mr. Goldstein’s exercise of independent judgment as a director of the Company.

What committees has the Board of Directors established and how often did those committees meet during 2005?

The Board of Directors has an audit committee, an executive compensation and stock option committee and a corporate governance and nominating committee. The corporate governance and nominating committee was created on October 24, 2005 through the consolidation of the Company’s then separate nominating and corporate governance committees. All members of the committees described below are “independent” of the Company as that term is defined in the New York Stock Exchange’s listing standards and as affirmatively determined by the Board of Directors.

The table below provides membership information for each of the committees of our Board of Directors as of March 6, 2006:

Name	Audit		Corporate Governance and Nominating		Executive Compensation and Stock Option
Raymond Bottorf	X		X
Irwin Engelman	X	*
Norman Gold			X	*
Matthew Goldstein			X		X
Nina Matis			X		X
H. Carl McCall	X
George Puskar	X		X
Gregory White			X		X	*

*                    Chairman

Audit Committee

The principal purposes of the audit committee are to assist the Board of Directors in the oversight of (i) the integrity of our financial statements; (ii) our compliance with legal and regulatory requirements; (iii) the qualification, independence and performance of our independent auditors; and (iv) the performance of our internal audit function. The audit committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent auditors and is also responsible to review with our independent auditors any audit problems or difficulties they have encountered in the course of their audit work. The audit committee is also charged with the tasks of reviewing our financial statements, financial reporting issues and adequacy of internal control over financial reporting with management and our independent auditors.

Our audit committee’s written charter requires that all members of the committee meet the independence, experience, financial literacy and expertise requirements of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002, the Securities Exchange Act of 1934, as amended, and applicable rules and regulations of the Securities and Exchange Commission, all as in effect from time to time. All of the members of the audit committee meet the foregoing requirements. The Board of Directors has determined that Irwin Engelman is an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission.

The Board of Directors has adopted a written charter for the audit committee, a copy of which is available on our website at www.newplan.com, is attached as Appendix A to this proxy statement and is available in print free of charge to any stockholder who requests it. You can obtain such copy in print by contacting our Senior Vice President of Corporate Communications, either by mail at our corporate office or by e-mail at corporatecommunications@newplan.com. The audit committee met five times during 2005.

Executive Compensation and Stock Option Committee

The principal purposes of the executive compensation and stock option committee, which we refer to as the “compensation committee,” are to (i) review and approve our corporate goals and objectives with respect to the compensation of our executive officers, including the chief executive officer, evaluate the executive officers’ performance in light of those goals and objectives, and determine the appropriate level and structure of the executive officers’ compensation, subject to the approval of a majority of the Company’s independent directors (including members of the compensation committee); (ii) make recommendations to the Board of Directors regarding compensation of the directors; and (iii) recommend, implement and administer our incentive and equity-based compensation plans.

The Board of Directors has adopted a written charter for the compensation committee, a copy of which is available on our website at www.newplan.com and is available in print free of charge to any stockholder who requests it. You can obtain such copy in print by contacting our Senior Vice President of Corporate Communications, either by mail at our corporate office or by e-mail at corporatecommunications@newplan.com. The compensation committee met one time and took action by unanimous written consent 10 times during 2005.

Corporate Governance and Nominating Committee

The principal purposes of the corporate governance and nominating committee are to (i) develop, recommend, implement and monitor a set of corporate governance guidelines, a code of business conduct and ethics and a code of ethics for principal executive officer and senior financial officers adopted by the Board of Directors; (ii) oversee the evaluation of the Board of Directors and management; (iii) ensure that the Company is in compliance with all New York Stock Exchange listing requirements; (iv) identify, in accordance with policies and procedures adopted by the corporate governance and nominating committee from time to time, individuals that are qualified to serve as directors; (v) recommend such individuals to the Board of Directors, either to fill vacancies that occur on the Board of Directors from time to time or in connection with the selection of director nominees for each annual meeting of stockholders, and (vi) periodically assess the size of the Board of Directors to ensure that the Board of Directors can effectively carry out its obligations.

The corporate governance and nominating committee has approved, and the Board of Directors adopted, policies and procedures to be used for considering potential director candidates to continue to ensure that our Board of Directors consists of a diversified group of qualified individuals that function effectively as a group. These policies and procedures provide that qualifications and credentials for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board of Directors. However, at a minimum, candidates for director must possess: (1) high integrity; (2) an ability to exercise sound judgment; (3) an ability to make independent analytical inquiries; (4) a willingness and ability to devote adequate time and resources to diligently perform Board duties; and (5) a reputation, both personal and professional, consistent with the image and reputation of the Company. In addition to the aforementioned minimum qualifications, the corporate governance and nominating committee also believes that there are other factors that, while not a prerequisite for nomination, should be taken into account when considering whether to recommend a particular person. These factors include: (1) whether the person possesses specific real estate expertise and familiarity with general issues affecting the Company’s business; (2) whether the person’s nomination and election would enable the Board of Directors to have a member that qualifies as an “audit committee financial expert” as such term is defined by the Securities and Exchange Commission; (3) whether the person would qualify as an “independent” director under the New York Stock Exchange’s listing standards and our corporate governance guidelines; (4) the importance of continuity of the existing composition of the Board of Directors; and (5) the importance of a diversified Board membership, in terms of both the individuals involved and their various experiences and areas of expertise.

The corporate governance and nominating committee will seek to identify director candidates based on input provided by a number of sources, including (i) corporate governance and nominating committee members, (ii) other members of the Board of Directors, and (iii) stockholders of the Company. The corporate governance and nominating committee also has the authority to consult with or retain advisors or search firms to assist in the identification of qualified director candidates; however, we do not currently employ a search firm, or pay a fee to any other third party, to locate qualified director candidates.  As part of the identification process, the corporate governance and nominating committee takes into account the number of expected director vacancies and whether existing directors have indicated a willingness to continue to serve as directors if re-nominated. Once a director candidate has been identified, the corporate governance and nominating committee will then evaluate this candidate in light of his or her qualifications and credentials, and any additional factors that it deems necessary or appropriate. Existing directors who are being considered for re-nomination will be re-evaluated as part of the corporate governance and nominating committee’s process of recommending director candidates.

The corporate governance and nominating committee will consider all persons recommended by stockholders in the same manner as all other director candidates. Stockholders who wish to submit qualified candidates must comply with the advance notice provisions and other requirements of Article II, Section 11 of our bylaws. These notice provisions require that recommendations for directors must be received no more than 150 days and no less than 120 days prior to the first anniversary of the date of the proxy statement for the preceding year (that is, no earlier than October 29, 2006 and no later than November 28, 2006 for candidates for election at the 2007 annual meeting).

After completing the identification and evaluation process described above, the corporate governance and nominating committee will recommend to the Board of Directors the nomination of a number of candidates equal to the number of director vacancies that will exist at the annual meeting of stockholders. The Board of Directors will then select director nominees for stockholders to consider and vote upon at the annual stockholders’ meeting.

The Board of Directors has adopted a written charter for the corporate governance and nominating committee, a copy of which is available on our website at www.newplan.com and is available in print free of charge to any stockholder who requests it. You can obtain such copy in print by contacting our Senior Vice President of Corporate Communications, either by mail at our corporate office or by e-mail at corporatecommunications@newplan.com.

The corporate governance and nominating committee was created on October 24, 2005 through the consolidation of the Company’s then separate nominating committee and corporate governance committee. During 2005 the nominating committee met one time and the corporate governance committee met three times. Since the corporate governance and nominating committee was not created until late 2005, the consolidated committee did not meet during the remainder of 2005.

Do our directors receive any compensation for their service as directors?

Non-management directors of the Company currently receive an annual retainer fee of $40,000, plus a fee of $1,000 for attendance, in person or telephonically, at each meeting of the Board of Directors. Non- management directors also currently receive $1,000 for each committee meeting attended, including telephonic meetings, that is not on the same day as a meeting of the Board of Directors. The lead director currently receives an additional annual retainer fee of $10,000. The chairman of the audit committee currently receives an additional annual retainer fee of $10,000, and the chairman of each of the executive compensation and stock option committee and the corporate governance and nominating committee currently receives an additional annual retainer fee of $5,000. In addition, the other directors who are members of the audit committee currently receive an additional annual retainer fee of $5,000. Each director is reimbursed for expenses incurred in attending meetings, including committee meetings. The $40,000 annual retainer fee is paid 50% in cash and 50% through the issuance of shares of our common stock.

In addition, non- management directors also receive, on an annual basis, options to purchase shares of our common stock in accordance with the following formula:  3,000 shares, plus 250 shares multiplied by the number of years of continuous service beginning in 1997, including any portion of any fiscal year of service as a full year. The option price is the fair market value of the underlying shares of our common stock on the date of grant and the options are fully vested upon grant.

Do we have minimum stock ownership guidelines for our non-management directors?

Yes. In February 2005, the Board of Directors adopted a policy declaring that all non-management directors should hold meaningful equity ownership positions in the Company. We believe that stock ownership requirements for non-management directors ensure that all of our directors have a proprietary stake in the Company and that the interests of the directors continue to be closely aligned with the interests of our stockholders. The executive compensation and stock option committee is responsible for determining the minimum stock ownership requirements for the non-management directors from time to time. Under the current requirements adopted by the committee, non-management directors are expected to own, within five years of initial election to the Board (or by December 31, 2009 in the case of directors serving on the Board as of February 2005), shares of our common stock with a market value of at least $150,000.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Who are our executive officers?

The following is a list of our current executive officers, their ages and principal functions.

William Newman, age 79, has been our Chairman of the Board of Directors since our organization in 1972. He served as our Chief Executive Officer from 1972 to 1998 and as our President from 1972 to 1988. He served as President and Chief Executive Officer of our predecessor corporation, New Plan Realty Corporation, from the corporation’s organization in 1961 through its reorganization in 1972. He is a past Chairman of NAREIT and has been actively involved in real estate for over 50 years. William Newman is the brother of Melvin Newman.

Glenn J. Rufrano, age 56, has been a director since 2000 and our Chief Executive Officer since February 2000. From February 2000 until March 2002, Mr. Rufrano also served as our President. He was a partner in The O’Connor Group, a diversified real estate firm, from its inception in 1983 until March 2000. He was Chief Financial Officer of The O’Connor Group from June 1990 to November 1994 and President and Chief Operating Officer from November 1994 to March 2000. He also was Co-Chairman of The Peabody Group, an association between The O’Connor Group and J.P. Morgan & Co., Inc., from September 1998 to March 2000. He currently serves on a number of boards at New York University’s Real Estate Institute, where he is an adjunct professor, and is a trustee, member of the Executive Committee and Treasurer and Secretary of the International Council of Shopping Centers. He is also currently a director and member of the audit committee of Trizec Properties, Inc., a publicly-traded REIT that owns and operates office properties.

John B. Roche, age 48, has been an Executive Vice President since March 2002 and our Chief Financial Officer since May 2000. He was Senior Vice President of the financial services division of The Related Companies, a fully integrated real estate firm, from May 1998 until May 2000.

Leonard I. Brumberg, age 62, has been Executive Vice President—Portfolio Management since March 2005 and an Executive Vice President since September 2000. Mr. Brumberg was Managing Director and Chief Operating Officer of City Center Retail Trust, a private REIT, from October 1997 until September 2000.

Steven F. Siegel, age 46, has been an Executive Vice President since March 2002 and our General Counsel since 1991. He was our Senior Vice President from September 1998 to March 2002. Mr. Siegel has also served as our Secretary from 1991 to September 1998 and since April 1999.

Dean R. Bernstein, age 48, has been our Executive Vice President—Acquisitions/Dispositions since March 2005 and has been employed by us since 1991. He was our Senior Vice President— Acquisitions/Dispositions from January 2001 to February 2005 and our Senior Vice President— Finance from September 1998 to January 2001. Mr. Bernstein is the son-in-law of William Newman.

Michael A. Carroll, age 37, has been our Executive Vice President—Real Estate Operations since March 2005 and has been employed by us since November 1992. From March 2002 to March 2005, he was our Senior Vice President—Director of Redevelopment. Between November 1992 and March 2002, Mr. Carroll held various positions at the Company, including Vice President—Asset Management, Vice President—Leasing and Assistant Vice President—Leasing.

Compensation Tables

The following tables contain certain compensation information for our Chief Executive Officer and our four other most highly compensated executive officers who were serving as executive officers on December 31, 2005 (our “named executive officers”):

(a) Summary Compensation Table

				Long-Term Compensation(2)
				Restricted	Securities
		Annual Compensation(1)		Stock	Underlying	All Other
Name & Principal Position	Year	Salary	Bonus(2)	Awards(3)	Options(#)	Compensation(4)
Glenn J. Rufrano	2005	$593,077	$800,000	$400,000	220,990	$7,000
Chief Executive Officer	2004	$576,346	$800,000	$413,255	125,000	$6,150
	2003	$555,000	$750,000	$397,500	115,000	$6,000
John B. Roche	2005	$344,077	$300,000	$125,000	69,060	$7,000
Executive Vice President and	2004	$321,547	$250,000	$169,110	51,000	$6,150
Chief Financial Officer	2003	$300,494	$195,000	$148,135	42,700	$6,000
Steven F. Siegel	2005	$297,538	$220,000	$100,000	55,250	$7,000
Executive Vice President,	2004	$293,196	$180,000	$140,025	42,300	$6,150
General Counsel and Secretary	2003	$274,135	$175,000	$148,135	42,700	$6,000
Leonard I. Brumberg	2005	$296,923	$180,000	$100,000	55,250	$7,000
Executive Vice President—	2004	$288,766	$130,000	$140,025	42,300	$6,150
Portfolio Management	2003	$268,863	$125,000	$148,135	42,700	$6,000
Dean Bernstein	2005	$284,615	$200,000	$100,000	55,250	$7,000
Executive Vice President—	2004	$262,068	$150,000	$140,025	42,300	$6,150
Acquisitions and Dispositions	2003	$242,050	$100,000	$129,850	30,500	$6,000

(1)            Excludes certain personal benefits, the total value of which was less than the lesser of $50,000 or 10% of the total salary and bonus paid or accrued by the Company for services rendered by each named executive officer during the year indicated.

(2)            Shows bonus and long-term compensation paid with respect to the year listed (for example, bonuses and long-term compensation with respect to 2005 were approved in February 2006, but relate to 2005 performance, and therefore are shown as being paid with respect to 2005).

(3)            Represents the value of grants of restricted stock made under our 2003 Stock Incentive Plan, based on the last sale price of our common stock on the grant date. A total of 50% of the shares of restricted stock vest ratably over a five-year period, assuming the grantee is still an employee of the Company or otherwise eligible for vesting on the vesting date, while the remaining 50% vests ratably over a five-year period, subject to the achievement of certain annual performance goals established annually by the Executive Compensation and Stock Option Committee. Grantees are entitled to receive any dividends paid on the restricted stock during the vesting period, and have voting rights with respect to such shares. As of December 31, 2005, the total holdings of unvested restricted stock of the named executive officers and the market value of such holdings based on the last sale price of our common stock on the New York Stock Exchange on December 30, 2005 ($23.18) were as follows: Mr. Rufrano: 35,255 shares ($817,211); Mr. Roche: 14,942 shares ($346,356); Mr. Siegel: 13,812 shares ($320,162); Mr. Brumberg: 13,812 shares ($320,162); and Mr. Bernstein: 12,360 shares ($286,505).

(4)            Represents our 401(k) plan contribution for each named executive officer.

(b) Option Grants in 2005

	Number of Securities Underlying Options		% of Total Options Granted to Employees	Exercise Price Per	Expiration	Potential Realizable Value at Assumed Rates of Stock Price Appreciation for Option Term
Name	Granted(1)		in 2005	Share(1)	Date	5%(2)	10%(2)
Glenn J. Rufrano	141,193	(3)	22.5%	$22.75	2/23/2015	$2,020,098	$5,119,325
John B. Roche	57,607	(3)	9.2%	$22.75	2/23/2015	$824,204	$2,088,694
Steven F. Siegel	47,779	(3)	7.6%	$22.75	2/23/2015	$683,591	$1,732,354
Leonard I. Brumberg	47,779	(3)	7.6%	$22.75	2/23/2015	$683,591	$1,732,354
Dean Bernstein	47,779	(3)	7.6%	$22.75	2/23/2015	$683,591	$1,732,354

(1)          Reflects adjustments in September 2005 in connection with the payment of a special cash distribution to stockholders at that time.

(2)          The 5% and 10% rates of appreciation were set by the Securities and Exchange Commission and are not intended to forecast future appreciation, if any, of our common stock.

(3)          The option vests ratably over a five-year period with respect to 50% of the shares, beginning on February 23, 2006. The option vests ratably over a five-year period with respect to the remaining 50% of the shares beginning on February 23, 2006, subject to satisfaction of certain annual performance criteria.

(c) Aggregated Option Exercises in 2005 and Fiscal Year-End Option Values

	Shares Acquired on	Value	Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-The-Money Options at December 31, 2005(1)
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Glenn J. Rufrano	7,806	103,410	743,837	369,587	$8,006,203	$794,148
John B. Roche	48,118	545,696	51,518	196,596	$330,279	$694,235
Steven F. Siegel	4,500	30,010	171,791	187,273	$1,392,244	$692,823
Leonard I. Brumberg	—	—	181,540	186,690	$1,528,239	$689,570
Dean Bernstein	—	—	148,533	167,624	$1,360,331	$638,863

(1)          Based upon a closing price per share of our common stock of $23.18 on December 30, 2005.

Do we have employment agreements with our named executive officers?

We have entered into employment agreements with each of Messrs. Rufrano, Roche, Siegel, Brumberg and Bernstein. The principal terms of each of these agreements are summarized below.

Glenn J. Rufrano Employment Agreement.   On March 15, 2005, the Company entered into a new employment agreement with Mr. Rufrano, replacing the original employment agreement that was entered into upon commencement of Mr. Rufrano’s employment with the Company in February 2000. The new employment agreement provides for a term ending on June 30, 2010. The employment agreement also provides that, during the employment period, Mr. Rufrano continue to be nominated by us at our annual meetings of stockholders to serve as our director, and that we use reasonable good faith efforts to cause Mr. Rufrano to be elected as a director. In addition, the employment agreement provides that, during the employment period, Mr. Rufrano be our Chief Executive Officer and be appointed as a full voting member of our Investment Committee, or any successor committee.

Under the employment agreement, Mr. Rufrano will receive a minimum annual base salary of $600,000. The employment agreement also provides for Mr. Rufrano to receive a minimum cash bonus of $800,000 for calendar year 2005 services, such bonus to be paid on or before March 15, 2006. Thereafter, any annual cash bonus shall be determined in the discretion of the Company’s compensation committee. In addition, the employment agreement provides for Mr. Rufrano to receive a grant of stock options and/or restricted stock valued at not less than $800,000 for calendar year 2005 services, such grant to be awarded on or before March 15, 2006. Thereafter, the grant of any annual long term incentive compensation shall be determined in the discretion of the Company’s compensation committee. During the employment period, Mr. Rufrano will also be entitled to receive business expense reimbursements and an automobile allowance, and to participate in the incentive, retirement, welfare benefit and fringe benefit programs made available to the Company’s senior executives.

Pursuant to the terms of his employment agreement, Mr. Rufrano may also become entitled to an award of common stock, termed “outperform shares,” in the event that over designated performance periods either of two specified performance criteria are achieved (total return on Company shares or total return on Company shares in relation to a designated peer group). The value of the common stock award will vary based on the level of performance achieved, but the maximum award of common stock that can be achieved is $6 million.

The first performance period will be a four-year period commencing on February 23, 2005 and ending on February 22, 2009. Any common stock awarded for this performance period would be subject to a one year vesting schedule and would become fully vested and non-forfeitable on February 22, 2010 (but Mr. Rufrano would be entitled to receive the dividend on, and the voting rights with respect to, any such shares during the one-year vesting period). In the event that the maximum performance level is not achieved during the initial four-year performance period, then there will be a second performance period running from February 23, 2005 until February 22, 2010, and if at the end of such five-year period a performance level is achieved that is greater than the performance level that was achieved over the initial four-year period, Mr. Rufrano will be entitled to receive an incremental award of  common stock based on the greater performance level achieved over such five-year performance period. Any common stock awarded based on the five-year performance period will fully vest and be non-forfeitable on February 22, 2010.

If Mr. Rufrano’s employment is terminated by us without “cause” or by Mr. Rufrano for “good reason,” Mr. Rufrano will be entitled to severance benefits, including:

•       A lump-sum amount equal to two times Mr. Rufrano’s average annualized compensation (counting base salary and bonus) for the two fiscal years preceding the date of termination of employment;

•       Mr. Rufrano’s outstanding stock options and outstanding restricted stock granted more than one year prior to the date of termination will fully vest as of the date of such termination;

•       If a performance level is achieved as measured through the date of termination, then Mr. Rufrano will be entitled to receive an award of common stock corresponding to the performance level so achieved (and if the date of termination is after February 23, 2009, any outperform shares previously awarded will fully vest as of the date of termination); and

•       For three years following the termination or, if earlier, until reemployment with equivalent benefits, Mr. Rufrano will be provided with medical, hospitalization, dental and life insurance coverage at substantially the same level in effect at the date of termination.

“Good reason” is defined to include, among other things, a “change in control” of the Company, as defined in the employment agreement. Termination for cause does not constitute “good reason.”

All of the foregoing severance benefit payments are subject to certain provisions of the Internal Revenue Code of 1986, as amended, concerning “excess” parachute payments.

The employment agreement also provides for certain benefits upon Mr. Rufrano’s death or disability.

If the employment agreement is terminated by Mr. Rufrano without “good reason” or by us for “cause,” for one year following the date of termination, Mr. Rufrano may not serve as an officer, employee, director or consultant of a REIT or other real estate business with a significant portion of its business involved with community or neighborhood shopping centers; however, if the employment agreement is terminated by Mr. Rufrano without “good reason” on or after February 23, 2008, the one-year noncompetition restriction described above shall be inapplicable unless following Mr. Rufrano’s notice of resignation, the Company were to offer Mr. Rufrano a new employment contract on terms and conditions consistent with then current chief executive officer contracts for the Company’s peer group. Mr. Rufrano will not be subject to any noncompetition restriction following expiration of the employment agreement without renewal on June 30, 2010.

John B. Roche Employment Agreement.   The employment agreement of Mr. Roche currently provides for a term ending on May 15, 2009, and extends automatically for additional one-year periods unless either the Company or Mr. Roche elects not to extend the term. The employment agreement also provides that his then current annual salary cannot be reduced during the term of the agreement. In addition, the employment agreement provides that Mr. Roche receive an annual cash bonus of up to 100% of his base salary as determined by the compensation committee. The employment agreement also provides that, during the employment period, Mr. Roche will also be entitled to receive business expense reimbursements and an automobile allowance, and to participate in the incentive, retirement, welfare benefit and fringe benefit programs made available to the Company’s senior executives.

In accordance with the terms of his employment agreement and related option agreement, Mr. Roche was granted options to purchase 150,000 shares of our common stock on May 15, 2000, at an exercise price of $14.4375 per share, the closing price of our common stock on May 15, 2000. All of these options have since vested.

If Mr. Roche’s employment is terminated by us without “cause” or by Mr. Roche for “good reason,” as such terms are defined in the employment agreement, Mr. Roche will be entitled to severance benefits consisting of a lump sum payment equal to twice his average total compensation, including bonus, for the two fiscal years ending prior to termination date, continuation for a period of three years of all insurance coverage in effect for Mr. Roche on the termination date and the full vesting of all stock options granted more than one year prior to the date of termination. In addition, Mr. Roche’s stock options will fully vest as of the date of such termination. However, all of the foregoing is subject to certain provisions of the Internal Revenue Code of 1986, as amended, concerning “excess” parachute payments. “Good reason” is defined to include a “change of control” of New Plan, as defined in the employment agreement. The employment agreement also provides for certain benefits upon Mr. Roche’s death or disability. If the employment agreement is terminated by Mr. Roche without “good reason” or by us, regardless of whether we have “cause,” for one year following the date of termination Mr. Roche may not:

•       serve as an officer, employee, director or consultant of a REIT or other real estate business with a significant portion of its business involved with community shopping centers,

•       generally, engage in any business which is competing with us,

•       divert to any entity any of our business, or

•       solicit any of our officers, employees or consultants to leave.

Steven F. Siegel Employment Agreement.   The employment agreement of Mr. Siegel currently provides for a term ending on December 31, 2006, and extends automatically for additional one-year periods unless either the Company or Mr. Siegel elects not to extend the term. The employment agreement also provides that his then current annual salary cannot be reduced during the term of the agreement. In addition, the employment agreement provides that Mr. Siegel receive an annual cash bonus of up to 50% of his base salary as determined by the compensation committee. The employment agreement also provides that, during the employment period, Mr. Siegel will also be entitled to receive business expense reimbursements and an automobile allowance, and to participate in the incentive, retirement, welfare benefit and fringe benefit programs made available to the Company’s senior executives.

If Mr. Siegel’s employment is terminated by us without “cause” or by Mr. Siegel for “good reason,” as such terms are defined in the employment agreement, Mr. Siegel will be entitled to severance benefits consisting of a lump sum payment equal to twice his average total compensation, including bonus, for the two fiscal years ending prior to the termination date, continuation for a period of three years of all insurance coverage in effect for Mr. Siegel on the termination date, the full vesting of all stock options granted more than one year prior to the date of termination. However, all of the foregoing is subject to certain provisions of the Internal Revenue Code of 1986, as amended, concerning “excess” parachute payments. “Good reason” is defined to include a “change in control” of New Plan, as defined in the employment agreement. The employment agreement also provides for certain benefits upon the death or disability of Mr. Siegel. If the employment agreement is terminated by Mr. Siegel without “good reason” or by us for “cause,” for one year following the date of termination, Mr. Siegel will not:

•       engage in any business which is competing with us,

•       divert to any entity any of our business, or

•       solicit any of our officers, employees or consultants to leave.

Leonard I. Brumberg Employment Agreement.   The employment agreement of Mr. Brumberg currently provides for a term ending on September 25, 2007, and extends automatically for additional one-year periods unless either the Company or Mr. Brumberg elects not to extend the term. The employment agreement also provides that his then current annual salary cannot be reduced during the term of the agreement. In addition, the employment agreement provides that Mr. Brumberg receive an annual cash bonus as determined by the compensation committee. The employment agreement also provides that, during the employment period, Mr. Brumberg will also be entitled to receive business expense reimbursements and an automobile allowance, and to participate in the incentive, retirement, welfare benefit and fringe benefit programs made available to the Company’s senior executives.

In accordance with the terms of his employment agreement and related option agreement, Mr. Brumberg was granted options to purchase 75,000 shares of our common stock on September 25, 2000, at an exercise price of $14.00 per share, the closing price of our common stock on September 22, 2000. All of these options have since vested.

If Mr. Brumberg’s employment is terminated by us without “cause” or by Mr. Brumberg for “good reason,” as such terms are defined in the employment agreement, Mr. Brumberg will be entitled to severance benefits consisting of a lump sum payment equal to twice his average total compensation, including bonus, for the two fiscal years ending prior to the termination date, continuation for a period of three years of all insurance coverage in effect for Mr. Brumberg on the termination date, the full vesting of all stock options granted more than one year prior to the date of termination and the cancellation of any loans made by us to Mr. Brumberg after the date of the employment agreement. In addition, Mr. Brumberg’s stock options will fully vest as of the date of such termination. However, all of the foregoing is subject to certain provisions of the Internal Revenue Code of 1986, as amended, concerning “excess” parachute payments. “Good reason” is defined to include a “change in control” of New Plan, as defined in the employment agreement. The employment agreement also provides for certain benefits upon the death or disability of Mr. Brumberg. If the employment agreement is terminated by Mr. Brumberg without “good reason” or by us for “cause,” for one year following the date of termination, Mr. Brumberg will not:

•       engage in any business which is competing with us,

•       divert to any entity any of our business, or

•       solicit any of our officers, employees or consultants to leave.

Dean R. Bernstein Employment Agreement.   The employment agreement of Mr. Bernstein currently provides for a term ending on December 31, 2006, and extends automatically for additional one-year periods unless either the Company or Mr. Bernstein elects not to extend the term. The employment agreement also provides that his then current annual salary cannot be reduced during the term of the agreement. In addition, the employment agreement provides that Mr. Bernstein receive an annual cash bonus of up to 50% of his base salary as determined by the compensation committee. The employment agreement also provides that, during the employment period, Mr. Bernstein will also be entitled to receive business expense reimbursements and an automobile allowance, and to participate in the incentive, retirement, welfare benefit and fringe benefit programs made available to the Company’s senior executives.

If Mr. Bernstein’s employment is terminated by us without “cause” or by Mr. Bernstein for “good reason,” as such terms are defined in the employment agreement, Mr. Bernstein will be entitled to severance benefits consisting of a lump sum payment equal to twice his average total compensation, including bonus, for the two fiscal years ending prior to the termination date, continuation for a period of three years of all insurance coverage in effect for Mr. Bernstein on the termination date, the full vesting of all stock options granted more than one year prior to the date of termination. However, all of the foregoing is subject to certain provisions of the Internal Revenue Code of 1986, as amended, concerning “excess” parachute payments. “Good reason” is defined to include a “change in control” of New Plan, as defined in the employment agreement. The employment agreement also provides for certain benefits upon the death or disability of Mr. Bernstein. If the employment agreement is terminated by Mr. Bernstein without “good reason” or by us for “cause,” for one year following the date of termination, Mr. Bernstein will not:

•       engage in any business which is competing with us,

•       divert to any entity any of our business, or

•       solicit any of our officers, employees or consultants to leave.

Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate Securities and Exchange Commission filings, in whole or in part, the following performance graph, the compensation committee report on executive compensation and the audit committee report will not be incorporated by reference into any such filings.

PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return of our common stock for the period from December 31, 2000 to December 31, 2005 to the S&P 500 Index and to the published NAREIT All Equity REIT Index over the same five-year period. The graph assumes that the value of the investment in our common stock and each index was $100 at December 31, 2000 and that all dividends were reinvested. The stockholder return shown on the graph below is not indicative of future performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG NEW PLAN EXCEL REALTY TRUST, INC., THE S&P 500 INDEX,
AND THE NAREIT EQUITY INDEX

* $100 invested on 12/31/00 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

Copyright © 2006, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm.

Index	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
New Plan Excel Realty Trust, Inc.	100.00	159.66	173.95	242.01	283.25	289.95
S&P 500	100.00	88.12	68.64	88.33	97.94	102.75
NAREIT All Equity REIT Index	100.00	113.93	118.29	162.21	213.43	239.39

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The compensation committee of the Board of Directors currently consists of Gregory White (chairman), Matthew Goldstein and Nina Matis. Under its charter, the compensation committee is responsible for determining the compensation of the Company’s executive officers, including base salary, bonus and long-term incentive compensation, subject to approval of a majority of the Company’s independent directors (including members of the compensation committee). Set forth below in full is the report of the compensation committee regarding the compensation paid by us to our executive officers with respect to fiscal year 2005.

What is our general compensation philosophy?

Our compensation committee desires to implement compensation policies that seek to enhance stockholder value by aligning closely the financial interests of our executive officers with those of our stockholders. Our overall objectives are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in our business strategy, to link executive and stockholder interests through performance goals and equity-based plans, and to provide a compensation package that recognizes individual contributions as well as overall business results.

In implementing compensation policies, our committee strives to ensure that our executive officers are compensated fairly in relation to compensation packages provided for executives with comparable positions and responsibilities at comparable public REITs. We also are aware that our executive officers may have opportunities with other companies in the New York City metropolitan area, and we endeavor to remain competitive within this universe of companies as well. From time to time our committee may retain outside compensation consultants to assist it in the performance of our responsibilities.

What are the components of our executive compensation?

The components of our executive compensation program currently consist of base salary, bonus, and long-term incentive compensation, currently implemented through the use of restricted stock awards and stock options and an “out-performance” compensation plan as described below. Each of these three categories of compensation is reviewed separately, but the three components are integrally linked, as we review each category in light of its relationship to the total compensation that we believe our executive officers should receive.

Base Salary.   Our committee determines the base salary level of each of our executive officers by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent. Our committee strives to set base salaries at competitive levels relative to the base salaries paid to executive officers with comparable qualifications, experience and responsibilities at comparable public REITs. These REITs constitute only a portion of the REITs included in the NAREIT All Equity REIT Index, which is used in the Performance Graph above to compare stockholder returns.

While the employment agreements with our executive officers do not permit the base salaries of such executive officers to be reduced during the terms of the agreements, our committee will consider from time to time whether an increase in an executive officer’s base salary is merited, taking into account the performance of the Company and of the executive officer, and also taking into account new responsibilities, increases in pay levels at comparable public REITs, and other matters deemed appropriate.

We established base salaries for 2005 for our executive officers in February 2005. In establishing these salaries, as a starting point we took into account the fact that, on a company-wide basis, salaries were increased by approximately 3% over 2004 levels. In addition, prior to establishing base salaries for 2005, our committee engaged an outside compensation consultant to assemble data regarding compensation paid to executive officers by comparable companies, to assist us in setting base salaries for our executive officers at a level that was appropriate in relation to our peers. As a benchmark, our consultant provided us with comparisons of base salary, bonuses, long-term incentive compensation and total compensation paid to executive officers by several peer groups of other public REITs. Our committee reviewed the information provided with respect to a retail peer group (10 other public REITs focused on retail properties), a geographic peer group (11 other public REITs that operate in the Northeastern United States) and an implied equity market capitalization peer group (12 other public REITs with implied equity market capitalization comparable to the Company). Based on this information, our committee then reviewed a comparative range of base salary, bonus, long-term incentive and total compensation for each executive officer, with the low end being the median paid by the peer groups, and the high end being the 75th percentile paid by the peer groups for such executive officer’s comparable position (either in terms of job function or relative compensation standing within the company). We also took into account recommendations for base salaries provided to us by our Chief Executive Officer.

After reviewing and considering the foregoing information, our committee then determined base salaries for our executive officers on an individual-by-individual basis, taking into account both the performance of the individual executive in 2004 and the performance of the Company as a whole in 2004. Mr. Rufrano received an increase of approximately 8% in his base salary from 2004 to 2005, as described below. Messrs. Roche, Siegel, Brumberg and Bernstein each received increases of between approximately 6% and 14% in their respective base salaries from 2004 to 2005. Mr. Carroll became an executive officer of the Company in March 2005 and our committee established a base salary for him of $225,000 at that time. The base salary for Mr. Newman did not change from 2004 to 2005.

Bonus.   The range of bonuses is at the discretion of our committee and the amounts paid are based on, among other things, achievement of certain performance levels by the Company, including growth in funds from operations, and the individual executive’s performance and contribution to increasing the Company’s funds from operations.

Bonuses with respect to 2005 performance were determined in February 2006. Prior to awarding these bonuses, our committee engaged an outside compensation consultant to assemble data regarding compensation paid to executive officers by comparable companies, to assist us in awarding bonuses for our executive officers at a level that was appropriate in relation to our peers. As a benchmark, our consultant provided us with comparisons of base salary, bonuses, long-term incentive compensation and total compensation paid to executive officers by several peer groups of other public REITs. Our committee reviewed the information provided with respect to a retail peer group (nine other public REITs focused on retail properties), a geographic peer group (six other public REITs that operate in the Northeastern United States), an implied equity market capitalization peer group (11 other public REITs with implied equity market capitalization comparable to the Company) and a combined peer group including all of the above companies (18 other public REITs). Based on this information, our committee then reviewed a comparative range of base salary, bonus, long-term incentive and total compensation for each executive officer, with the low end being the 25th percentile paid by the peer groups, and the high end being the 75th percentile paid by the peer groups for such executive officer’s comparable position (either in terms of job function or relative compensation standing within the company). We also took into account recommendations for bonuses provided to us by our Chief Executive Officer. Finally, in considering bonus awards, we took into account the total compensation to be paid to the executive officer, including base salary, bonus and long-term incentive compensation, and how that total compensation related to the range described above.

After reviewing and considering the foregoing information, our committee determined bonuses to executive officers on an individual-by-individual basis, taking into account several factors, including the performance of the individual executive, the performance of the Company as a whole, and the comparative range of bonus and total compensation paid by the peer groups for such executive officer’s comparable position (both in terms of job function and relative compensation standing within the company). The bonus paid to Mr. Rufrano for 2005 performance was approximately 133% of his base salary, as described below. Bonuses for Messrs. Roche, Siegel, Brumberg, Bernstein and Carroll for 2005 performance ranged from 60-90% of base salaries of such executive officers. These bonuses were awarded in part as a result of, among other things, the continued execution of the Company’s business plan and the Company’s exceeding the range of earnings guidance for 2005. Mr. Newman was not paid a bonus for 2005.

In the future, our committee expects to continue to evaluate bonus payments to executive officers based on performance criteria applicable to the Company in general and to the individual executive officer in particular, and by reference to the competitive marketplace for executive talent.

Long-Term Incentive Compensation.   Our committee believes that long-term incentive compensation is an important component of executive compensation, as it aligns the financial interests of our executive officers more closely with those of our stockholders.

In February 2006, our committee approved long-term incentive compensation awards to our executive officers after reviewing 2005 performance. Prior to determining these awards, our committee had available to it the information provided to us by our compensation consultant in early 2006 (referred to in “Bonus” above). We also took into account recommendations for long-term incentive compensation awards for our executive officers provided to us by our Chief Executive Officer. Finally, in considering long-term incentive compensation awards, we also took into account the total compensation to be paid to the executive officer, including base salary, bonus and long-term incentive compensation, and how that total compensation related to the range described above.

Taking into account all of the foregoing, we approved option grants of 220,990 shares to Mr. Rufrano, as described below, 69,060 shares to Mr. Roche, and 55,250 shares to each of Messrs. Siegel, Brumberg, Bernstein and Carroll, which grants were designed to provide further incentive for executive performance. In addition to the option grants, our committee also approved grants of restricted stock with a value of approximately $400,000 to Mr. Rufrano, as described below, approximately $125,000 to Mr. Roche, and approximately $100,000 to each of Messrs. Siegel, Brumberg, Bernstein and Carroll, which awards were also designed to provide further incentive for executive performance. No option grants or grants of restricted stock were awarded to Mr. Newman. The aggregate value of all of these grants was higher than the aggregate value of the incentive awards granted to all of our executive officers in February 2005 with respect to 2004 performance, as our committee determined that an increase in the long-term incentive compensation awards was appropriate, taking into account, among other things, overall compensation levels at the comparable companies described above.

Our committee believes that grants of restricted stock provide a useful complement to stock option grants in incentivising performance, and anticipates utilizing both stock option and restricted stock grants in the future. In establishing aggregate awards for 2005 performance, we allocated approximately 50% of the value associated with such awards to grants of restricted stock, and 50% to grants of stock options. In addition, as in prior years, 50% of the long-term incentive compensation awards for 2005 vest ratably over five years and the remaining 50% vest ratably over five years only if certain annual performance hurdles are achieved.

In February 2006, we approved the implementation of an “out-performance” compensation plan for our executive officers (other than Mr. Rufrano, who received a similar award in March 2005 as described below, and Mr. Newman). This plan, which entitles the executive officers to receive an award of common stock if over a period of four or five years the Company achieves one of two specified performance criteria (total return on Company shares or total return on Company shares in comparison to a designated peer group), generally is consistent with the plan that was put in place for Mr. Rufrano in connection with his entering into a new employment agreement in March 2005, as described in more detail below. The maximum aggregate pool award under this plan is $12 million.

In the future, our committee also will consider various other forms of long-term incentive compensation for our executive officers in addition to grants of stock options and restricted stock. Our committee expects that these awards will continue to be based on criteria applicable to the Company in general and to the individual executive officer in particular, and by reference to the competitive marketplace for executive talent.

How do we compensate our Chief Executive Officer?

Amounts paid during fiscal year 2005 to Glenn Rufrano, our Chief Executive Officer, are shown in the Summary Compensation Table. Mr. Rufrano entered into a new employment agreement with us in March 2005, which replaced the agreement that he entered into when he was hired in February 2000. Under this agreement, the Company is obligated to pay him a minimum base salary of $600,000. The base salary paid to him in 2005 represented the minimum amount required to be paid under his employment agreement, and represented an increase from a base salary of $555,000 that was in effect prior to March 2005.

Under Mr. Rufrano’s employment agreement, he was entitled to receive a minimum bonus of at least $800,000 for 2005. In February 2006, our committee approved an $800,000 bonus (or approximately 133% of his base salary) to Mr. Rufrano for 2005, representing the minimum amount required to be paid under his employment agreement. This amount equals the bonus Mr. Rufrano was paid for 2004 performance.

Under Mr. Rufrano’s employment agreement, he was entitled to receive long-term incentive compensation awards of at least $800,000 for 2005. In February 2006, our committee approved long-term incentive compensations awards for Mr. Rufrano with a value of $800,000, representing the minimum amount required to be awarded to him under his employment agreement. This represents an increase of approximately $250,000 over the value of long-term incentive compensation awards that he received with respect to 2004 performance. The long-term incentive compensation awards were made through a grant of options to purchase 220,990 shares (representing 50% in value of the total long-term incentive compensation award) and a restricted stock grant with a value of approximately $400,000.

Under Mr. Rufrano’s employment agreement, he also may become entitled to receive a common stock award if over a period of four or five years the Company achieves one of two specified performance criteria (total return on Company shares or total return on Company shares in comparison to a designated peer group). The value of the common stock award will vary depending on the level of performance achieved, but the maximum award of common stock that can be achieved is $6 million. This award was designed to provide further incentive for Mr. Rufrano’s performance.

Mr. Rufrano’s employment agreement provides that future cash bonuses and long-term incentive compensation awards are to be made at the discretion of the compensation committee.

Our committee believes that Mr. Rufrano’s total compensation package of salary, bonus and long-term compensation was reasonable and competitive for his contributions as Chief Executive Officer.

Are there any tax limits on our executive compensation?

Our committee has reviewed the potential consequences for the Company of Section 162(m) of the Internal Revenue Code of 1986, as amended, which imposes a limit on tax deductions for annual compensation in excess of one million dollars paid to any of the five most highly compensated executive officers. To the extent that compensation is required to, and does not, qualify for deduction under Section 162(m), a larger portion of stockholder distributions may be subject to federal income tax expense as dividend income rather than return of capital, and any such compensation allocated to the Company’s taxable REIT subsidiaries whose income is subject to federal income tax would result in an increase in income taxes due to the inability to deduct such compensation. Although the Company will be mindful of the limits imposed by Section 162(m), even if it is determined that Section 162(m) applies or may apply to certain compensation packages, the Company nevertheless reserves the right to structure the compensation packages and awards in a manner that may exceed the limitation on deduction imposed by Section 162(m). In 2005, certain compensation in excess of the Section 162(m) deduction limit was paid to our chief executive officer.

Respectfully submitted,

The Executive Compensation and Stock Option
Committee of the Board of Directors:

Gregory White (chairman)
Matthew Goldstein
Nina Matis

March 15, 2006

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The compensation committee was comprised of Gregory White, Matthew Goldstein and Nina Matis during 2005. None of these individuals were, or ever have been, employees of New Plan or any of our subsidiaries. No interlocking relationship existed between Mr. White, Mr. Goldstein or Ms. Matis and any member of any other company’s board of directors, board of trustees or compensation committee during that period.

REPORT OF THE AUDIT COMMITTEE

The audit committee has reviewed and discussed our audited consolidated financial statements for fiscal year 2005 with our management, and also has discussed with PricewaterhouseCoopers LLP, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61. The audit committee has received both the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, and has discussed with PricewaterhouseCoopers LLP the independence of PricewaterhouseCoopers LLP from us. In addition, the audit committee has considered whether the provision of non-audit services, and the fees charged for such non-audit services, by PricewaterhouseCoopers LLP are compatible with maintaining the independence of PricewaterhouseCoopers LLP from us.

Based on the foregoing, the audit committee recommended to the Board of Directors and authorized that our audited consolidated financial statements for fiscal year 2005 be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

Respectfully submitted,

The audit committee of the Board of Directors

Irwin Engelman (chairman)
Raymond H. Bottorf
H. Carl McCall
George Puskar

February 21, 2006

VOTING SECURITIES OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the record date, we had 7,970  registered holders of our common stock and four registered holders of our Series D depositary shares. For purposes of this proxy statement, beneficial ownership of securities is defined in accordance with the rules of the Securities and Exchange Commission and means generally the power to vote or exercise investment discretion with respect to securities, regardless of any economic interests therein.

Ownership of Common Stock

The following table sets forth certain information as to the beneficial ownership, as of the record date, of shares of our common stock, including shares of our common stock as to which a right to acquire beneficial ownership existed, for example, through the exercise of common stock options, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, by:

•       our current directors,

•       the named executive officers, and

•       our current directors, the named executive officers and the other current executive officers, as a group.

Unless otherwise indicated, each person had, as of the record date, sole voting and investment power with respect to such shares of our common stock, subject to community property laws where applicable.

Name and Business Address(1)	Number of Shares of Common Stock Beneficially Owned		Percentage of Outstanding Shares of Common Stock
Named Executive Officers and Directors
William Newman	1,812,641	(2)	1.7%
Glenn J. Rufrano	1,299,678	(3)	1.2%
John B. Roche	138,724	(4)	(5)
Steven F. Siegel	259,569	(6)	(5)
Leonard I. Brumberg	280,052	(7)	(5)
Dean Bernstein	265,527	(8)	(5)
Raymond H. Bottorf	42,340	(9)	(5)
Irwin Engelman	13,643	(10)	(5)
Norman Gold	37,671	(11)	(5)
Matthew Goldstein	20,296	(12)	(5)
Nina Matis	13,490	(13)	(5)
H. Carl McCall	12,891	(14)	(5)
Melvin Newman	651,671	(15)	(5)
George Puskar	22,743	(16)	(5)
Gregory White	46,288	(17)	(5)
All Executive Officers and Directors as a Group (16 individuals)	5,043,675	(18)	4.7%
More than Five Percent Beneficial Owners
LaSalle Investment Management Securities L.P.	5,271,131	(19)	5.0%
Morgan Stanley	5,243,911	(20)	5.0%

(1)          The business address of (i) Messrs. William Newman, Rufrano, Roche, Siegel, Brumberg, Bernstein, Puskar, Engelman, McCall and Melvin Newman is 420 Lexington Avenue, New York, New York 10170, (ii) Mr. Bottorf is 445 Park Avenue, New York, New York 10022,
(iii) Ms. Matis is 1114 Avenue of the Americas, New York, New York 10036, (iv) Mr. Gold is 225 West Wacker Drive, Chicago, Illinois 60606, (v) Mr. Goldstein is 535 E. 80th Street, New York, New York 10021, and (vi) Mr. White is 2 Overhill Road, Suite 3140, Scarsdale, New York 10583.

(2)          Includes 39,627 shares of our common stock owned by Mr. Newman’s wife, 13,795 shares of our common stock held by Mr. Newman as custodian for his grandchildren and 290,720 shares of our common stock held by a family charitable foundation. Mr. Newman disclaims any beneficial interest in the shares of our common stock held for his grandchildren and by the family charitable foundation.

(3)          Includes 826,518 shares of our common stock which Mr. Rufrano has the right to acquire upon exercise of common stock options.

(4)          Includes 115,537 shares of our common stock which Mr. Roche has the right to acquire upon exercise of common stock options.

(5)          Amount owned does not exceed 1% of class.

(6)          Includes 233,796 shares of our common stock which Mr. Siegel has the right to acquire upon exercise of common stock options.

(7)          Includes 242,693 shares of our common stock which Mr. Brumberg has the right to acquire upon exercise of common stock options.

(8)          Includes 205,583 shares of our common stock which Mr. Bernstein has the right to acquire upon exercise of common stock options, 1,740 shares of our common stock owned jointly with his wife, 24,597 shares of our common stock owned by his wife and 7,556 shares of our common stock held by Mr. Bernstein as custodian of a trust for the benefit of his daughter. Mr. Bernstein disclaims any beneficial interest in the shares of our common stock held for his daughter.

(9)          Includes 38,577 shares of our common stock which Mr. Bottorf has the right to acquire upon exercise of common stock options.

(10)   Includes 11,012 shares of our common stock which Mr. Engelman has the right to acquire upon the exercise of common stock options and 1,000 shares of common stock owned jointly with his wife.

(11)   Includes 23,435 shares of our common stock which Mr. Gold has the right to acquire upon exercise of common stock options.

(12)   Includes 17,506 shares of our common stock which Mr. Goldstein has the right to acquire upon exercise of common stock options.

(13)   Includes 11,859 shares of our common stock which Ms. Matis has the right to acquire upon exercise of common stock options.

(14)   Includes 11,012 shares of our common stock which Mr. McCall has the right to acquire upon exercise of common stock options.

(15)   Includes 23,547 shares of our common stock owned by Mr. Newman’s wife and 72,350 shares of our common stock held by The Morris and Ida Newman Family Foundation, of which Mr. Newman is the trustee, as well as 35,577 shares of our common stock which Mr. Newman has the right to acquire upon exercise of common stock options. Mr. Newman disclaims any beneficial interest in the shares of our common stock held by the foundation.

(16)   Includes 2,400 shares of our common stock held by Mr. Puskar’s wife and 11,012 shares of our common stock which Mr. Puskar has the right to acquire upon exercise of common stock options.

(17)   Includes 2,000 shares of our common stock held by Mr. White as custodian for his children, 1,000 shares of our common stock held by a trust for Mr. White’s daughter of which Mr. White is a trustee, 1,000 shares of our common stock owned by Mr. White’s wife, and 35,577 shares of our common stock which Mr. White has the right to acquire upon exercise of common stock options.

(18)   Includes 1,928,504  shares of our common stock which the executive officers and directors have the right to acquire upon exercise of common stock options.

(19)   Represents the number of shares of common stock owned by LaSalle Investment Management, Inc. (“LaSalle”) and LaSalle Investment Management Securities, L.P. (“LIMS”), as a group, based on a Schedule 13G/A filed with the Securities and Exchange Commission by LIMS on February 16, 2006 pursuant to Section 13(g) of the Securities Exchange Act of 1934, as amended. According to such Schedule 13G/A, (i) LaSalle beneficially owns 1,018,378 shares of our common stock and has sole voting and dispositive power with respect to 270,800 shares of such common stock and (ii) LIMS beneficially owns 4,252,753 shares of our common stock and has sole voting and dispositive power with respect to 2,930,605 shares of such common stock. The Schedule 13G was filed on behalf of LaSalle and LIMS solely in each of their capacities as an investment adviser under Section 203 of the Investment Advisers Act of 1940. The business address of LaSalle and LIMS is 200 East Randolph Drive, Chicago, Illinois 60601.

(20)   Represents the number of shares of common stock owned by Morgan Stanley based on a Schedule 13G filed with the Securities and Exchange Commission by Morgan Stanley on February 16, 2006 pursuant to Section 13(g) of the Securities Exchange Act of 1934, as amended. According to such Schedule 13G, Morgan Stanley has sole voting and dispositive power with respect to 5,243,061 shares of our common stock and shared voting and dispositive power with respect to 850 shares of our common stock. Morgan Stanley filed the Schedule 13G solely in its capacity as the parent company of, and indirect beneficial owner of securities held by, one of its business units. Morgan Stanley has disclaimed beneficial ownership of a portion of the shares reported, which are owned indirectly through a client vehicle. The business address of Morgan Stanley is 1585 Broadway, New York, New York 10036.

The determination that there were no additional persons, entities or groups known to us to beneficially hold more than 5% of our common stock was based on a review of all statements filed with respect to New Plan since the beginning of the past fiscal year with the Securities and Exchange Commission pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended.

Ownership of Series D Depositary Shares

The following table sets forth certain information as to the beneficial ownership, as of the record date, of Series D depositary shares, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, by persons who beneficially owned more than 5% of the Series D depositary shares outstanding as of the record date. Since the Series D depositary shares are not registered under Section 12 of the Securities Exchange Act of 1934, as amended, the holders of our Series D depositary shares are not required to make filings pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended.

Name and Business Address(1)	Number of Series D Depositary Shares Beneficially Owned		Percentage of Outstanding Series D Depositary Shares
Capital Research and Management Company	112,500	(2)	7.5%
EquiTrust Investment Management Services, Inc.	160,000	(3)	10.7%
Spectrum Asset Management, Inc.	412,143	(4)	27.5%

(1)          The business address (i) of Capital Research and Management Company is 333 South Hope Street, Los Angeles, California 90071, (ii) of EquiTrust Investment Management Services, Inc. is 5400 University Avenue, West Des Moines, Iowa 50266 and (iii) of Spectrum Asset Management, Inc. is 2 High Ridge Park, Stamford, Connecticut 06905.

(2)          Represents 112,500 Series D depositary shares that Capital Research and Management Company was deemed to beneficially own as a result of acting as investment adviser to various investment companies, and with respect to which Capital Research and Management Company had sole dispositive power, but no voting power. Capital Research and Management Company has disclaimed beneficial ownership of these Series D depositary shares pursuant to Rule 13d-4 under the Securities Exchange Act of 1934.

(3)          Represents 160,000 Series D depositary shares that EquiTrust Investment Management Services, Inc. was deemed to beneficially own as a result of acting as investment adviser to Farm Bureau Life Insurance Company, as well as several mutual fund portfolios. In its role as investment adviser, EquiTrust Investment Management Services, Inc. possesses sole voting and dispositive power over 27,000 of these Series D depositary shares and has shared voting and dispositive power over 133,000 of these Series D depositary shares. EquiTrust Investment Management Services, Inc. has disclaimed beneficial ownership of these Series D depositary shares pursuant to Rule 13d-4 under the Securities Exchange Act of 1934.

(4)          Represents 316,243 Series D depositary shares that Spectrum Asset Management, Inc. was deemed to beneficially own as a result of acting as investment adviser to Nuveen Investments Inc. and 95,900 Series D depositary shares that Spectrum Asset Management, Inc. was deemed to beneficially own as a result of acting as investment adviser to Principal Investors Fund. We do not know whether Spectrum Asset Management, Inc., in its role as investment adviser, possesses sole, shared or no voting and dispositive power over these Series D depositary shares.

The information presented above is based solely on information made available to us as of March 6, 2006, and based on such information, there were no other persons, entities or groups known to us to beneficially hold more than 5% of the Series D depositary shares. No current director, director nominee, named executive officer or other current executive officer owned any Series D depositary shares as of the record date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following loans were made by us over a number of years to assist certain executive officers in their purchase of our common shares. Such loans are unsecured except as otherwise specifically noted.

•       In July 1997, we advanced a loan totaling $95,062 to Dean Bernstein, our Senior Vice President—Acquisitions/Dispositions. On December 31, 2005, Mr. Bernstein was indebted in the aggregate amount of $95,062 under these loans, which represented the maximum loan amount outstanding during 2005. The amount owed is represented by a demand note bearing interest at a rate of 5% per annum.

•       In June 1994 and July 1997, we advanced loans totaling $111,881 to Steven F. Siegel, our Executive Vice President, General Counsel and Secretary. On December 31, 2005, Mr. Siegel was indebted in the aggregate amount of $111,881 under these loans, which represented the maximum loan amount outstanding during 2005. The amount owed is represented by two demand notes, each bearing interest at 5% per annum.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, directors and greater than 10% stockholders are required by the Securities and Exchange Commission to furnish us with copies of all Forms 3, 4 and 5 that they file.

Based solely on our review of the copies of such forms received by us, and/or on written representations from certain reporting persons that they were not required to file a Form 5 for the fiscal year, we believe that our executive officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during 2005 except for the following: (i) one late filing by each of our nine non-employee directors (Raymond Bottorf, Irwin Engelman, Norman Gold, Matthew Goldstein, Nina Matis, H. Carl McCall, Melvin Newman, George Puskar and Gregory White) reflecting options to purchase common stock that we granted to each such director in June 2005, and (ii) one additional late filing by George Puskar reflecting shares purchased through a defined benefit plan in August 2005.

Relationship With Independent Accountants

Our consolidated financial statements for the fiscal year ended December 31, 2005 have been audited by PricewaterhouseCoopers LLP, which served as our independent auditors for the last fiscal year and has been selected to serve as our independent auditors for the current fiscal year. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

For services rendered to New Plan Excel Realty Trust, Inc. during, or in connection with, our 2005 and 2004 fiscal years, as applicable, PricewaterhouseCoopers LLP billed the following fees:

	2005	2004
Audit Fees	$612,542	$541,344
Audit-Related Fees	$119,511	$23,104
Tax Fees	$0	$0
All Other Fees	$0	$0

Audit Fees for 2005 included bills for services rendered in connection with our debt offering in January 2005 and the creation of our new medium-term notes program in January 2005 ($30,352), our filing of a shelf registration statement and a related Current Report on Form 8-K in January 2005 ($23,402), our filing of an amendment to the January 2005 shelf registration statement in March 2005 ($6,636), our filing of a Current Report on Form 8-K in August 2005 in connection with the completion of the sale and contribution of 69 community and neighborhood shopping centers to Galileo America LLC and certain related transactions (the “Galileo Transactions”) ($12,728) and our debt offering in September 2005 ($17,324).

Audit-Related Fees for 2005 included bills for services rendered in connection with consultations regarding the impact on our financial statements of certain long-term incentive compensation components of our Chief Executive Officer’s employment agreement ($14,865), performing due diligence ($57,197) and accounting consultations ($36,633) regarding the Galileo Transactions, and accounting consultations in connection with a potential transaction ($10,816).

Audit Fees for 2004 included bills for services rendered in connection with our report on internal control over financial reporting, a requirement imposed by the Sarbanes-Oxley Act of 2002 ($250,000), our common stock offering in August 2004 ($17,644), our response to comments received from the Securities and Exchange Commission on our Annual Report on Form 10 K for the 2003 fiscal year ($17,200), our debt offering in January 2004 ($18,500) and our filing of a shelf registration statement and a related Current Report on Form 8-K in December 2003 ($27,000).

Audit-Related Fees for 2004 included bills for services rendered in analyzing the impact on our financial statements of implementing a deferred compensation plan for our executive officers ($16,800) and analyzing the impact on our internal control over financial reporting of outsourcing certain accounting functions ($6,304).

In addition to the foregoing, PricewaterhouseCoopers LLP billed an aggregate of approximately $123,400 and $100,000 in 2005 and 2004, respectively, for audit and other services provided with respect to the 2005 and 2004 fiscal years to three joint ventures and two joint ventures, respectively, in which we have equity interests.

All audit and audit-related services were pre-approved by the audit committee, either pursuant to the audit committee’s Audit and Non-Audit Services Pre-Approval Policy or through a separate pre-approval by the audit committee, which concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm’s independence from the Company.

Pre-Approval Policies and Procedures

The audit committee’s policy is to review and pre-approve, either pursuant to the audit committee’s Audit and Non-Audit Services Pre-Approval Policy or through a separate pre-approval by the audit committee, any engagement of the Company’s independent auditor to provide any audit or permissible non-audit service to the Company. Pursuant to the Audit and Non-Audit Services Pre-Approval Policy, which is annually reviewed and reassessed by the audit committee, a list of specific services within certain categories of services, including audit, audit-related, tax and other services, are specifically pre-approved for the upcoming or current fiscal year, subject to an aggregate maximum annual fee payable by the Company for each category of pre-approved services. Any service that is not included in the approved list of services must be separately pre-approved by the audit committee. In addition, all audit and permissible non-audit services in excess of the pre-approved fee level, whether or not included on the pre-approved list of services, must be separately pre-approved by the audit committee. The audit committee has delegated authority to its chairman to specifically pre-approve engagements for the performance of audit and permissible non-audit services, provided that the estimated cost for such services shall not exceed $100,000. The chairman must report all pre-approval decisions to the audit committee at its next scheduled meeting and provide a description of the terms of the engagement, including (1) the type of services covered by the engagement, (2) the dates the engagement is scheduled to commence and terminate, (3) the estimated fees payable by the Company pursuant to the engagement, (4) other material terms of the engagement, and (5) such other information as the audit committee may request.

Are there any other matters coming before the 2006 annual meeting?

No other matters are to be presented for action at the annual meeting other than as set forth in this proxy statement. If other matters properly come before the meeting, however, the persons named in the accompanying proxy will vote all proxies solicited by this proxy statement as recommended by the Board of Directors, or, if no recommendation is given, in their own discretion.

When are stockholder proposals due for the 2007 annual meeting?

Any stockholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Securities Exchange Act of 1934, as amended, to be considered for inclusion in our proxy materials for the next annual meeting of stockholders must be received at our principal executive offices no later than December 8, 2006.

In addition, any stockholder who wishes to propose a nominee to the Board of Directors or submit any other matter to a vote at a meeting of stockholders (other than a stockholder proposal included in our proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Securities Exchange Act of 1934, as amended) must comply with the advance notice provisions and other requirements of Article II, Section 11 of our bylaws, which are on file with the Securities and Exchange Commission and may be obtained from the Secretary of New Plan upon request. These notice provisions require that recommendations for director candidates for the 2007 annual meeting must be received no earlier than October 29, 2006 and no later than November 28, 2006, and that requests to submit any other matter to a vote of stockholders must be received between February 15, 2007 and March 17, 2007. If a stockholder nomination or proposal is received before or after the range of dates specified in the advance notice provisions, our proxy materials for the next annual meeting of stockholders may confer discretionary authority to vote on such matter without any discussion of the matter in the proxy materials.

Householding of Proxy Materials

If you and other residents at your mailing address own common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding.” If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our annual report and proxy to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm and your account number to Householding Department, 51 Mercedes Way, Edgewood, NY 11717 (telephone number: 1-800-542-1061). The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this proxy statement or our annual report, you can obtain a copy by contacting our Senior Vice President of Corporate Communications by mail at our corporate office, by e-mail at corporatecommunications@newplan.com, or by telephone at 212-869-3000. If you are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting us in the same manner.

*   *   *   *

YOU ARE URGED TO IMMEDIATELY MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. ALTERNATIVELY, YOU MAY BE ABLE TO VOTE YOUR SHARES THROUGH THE INTERNET OR BY USING A TOLL-FREE TELEPHONE NUMBER. PLEASE REVIEW THE INSTRUCTIONS ON THE ACCOMPANYING PROXY CARD REGARDING THESE VOTING OPTIONS.

By Order of the Board of Directors,
/s/ WILLIAM NEWMAN
WILLIAM NEWMAN
Chairman of the Board

New York, New York
March 28, 2006

Appendix A

NEW PLAN EXCEL REALTY TRUST, INC.
Charter of the
Audit Committee

I. Purpose

The principal purposes of the Audit Committee (the “Committee”) of the Board of Directors of New Plan Excel Realty Trust, Inc. (the “Company”) are to (A) assist the Board in the oversight of (i) the integrity of the financial statements of the Company, (ii) the compliance by the Company with legal and regulatory requirements, (iii) the qualification and independence of the Company’s independent auditors, and (iv) the performance of the Company’s internal audit function and independent auditors, and (B) prepare an audit committee report as required by the Commission to be included in the Company’s annual proxy statement.

II. Composition and Qualification

The Committee shall be comprised of at least three (3) members of the Board, one of whom shall serve as Chairman of the Committee. The Chairman and all other members of the Committee shall meet the independence, experience, financial literacy and expertise requirements of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the Securities Exchange Act of 1934, as amended, and applicable rules and regulations of the Securities and Exchange Commission (the “Commission”), all as in effect from time to time. Because of the Committee’s demanding role and responsibilities, and the time commitment of each attendant to Committee membership, no member of the Committee, including the Chairman, shall serve on the audit committee of more than three (3) public companies at any one time, including the Committee.

To ensure independence and to otherwise avoid any potential conflicts of interest, members of the Committee may not (other than fees and equity received as compensation for serving as a director) accept or receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries or be an affiliated person of the Company or any of its subsidiaries. Because of the significantly greater time commitment of Committee members and in consideration thereof, the Board recognizes that it may be appropriate for members of the Committee to receive reasonable compensation greater than that paid to other members of the Board.

The Chairman and other members of the Committee shall be appointed by the Board, subject to satisfying the standards set forth above. Committee members may be removed by a majority vote of the Board, with or without cause. Any member of the Committee may resign at any time by giving written notice of his or her resignation to the Board.

III. Meetings

The Committee shall meet at least quarterly, or more frequently as the Committee or the Board deems necessary or appropriate.

IV. Goals, Authority, Responsibilities and Duties

General

The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any accounting firm employed by the Company (including the resolution of disputes between management and the accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and such firm shall report directly to the Committee. In the performance of its duties, the Committee shall meet separately and periodically with management, the internal auditors (or other personnel responsible for the internal audit function) and the independent auditors.

In addition, the Committee shall:

Financial Statement and Disclosure Matters

1.                Review and discuss the quarterly unaudited and/or annual audited financial statements with management and the Company’s independent auditors, including the results of the independent auditor’s review of the financial statements, prior to the Company’s issuing its quarterly or year-end earnings release and filing its Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as applicable.

Matters that will be reviewed and discussed include:

•       The Company’s disclosures in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•       Major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles;

•       Analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

•       The effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements; and

•       In general, the type and presentation of information to be included in earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as review of any financial information and earnings guidance provided to analysts and rating agencies.

2.                Determine whether to recommend to the Board the inclusion of the annual audited financial statements in the Company’s Annual Report on Form 10-K for the applicable fiscal year.

3.                Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. The Committee shall also review and evaluate the Company’s processes and policies for identifying and assessing key financial statement risk areas and for formulating and implementing steps to address such risk areas. As part of this process, the Committee should discuss guidelines and policies to govern the process by which this is handled.

4.                Review with the independent auditor any audit problems or difficulties the auditor may have encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information and any significant disagreements with management, and management’s response. Such review should include:

(a)         any accounting adjustments that were noted or proposed by the independent auditor but were passed (as immaterial or otherwise);

(b)         any communications between the independent auditor and its national office respecting auditing or accounting issues presented by the engagement; and

(c)          any “management” or “internal control” letters issued, or proposed to be issued, by the independent auditor to the Company.

5.                Review the following matters with the independent auditor (such matters shall be timely reported to the Committee by the independent auditor):

(a)         All critical accounting policies and practices to be used;

(b)         All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the preferred treatment of the auditor; and

(c)          Other material written communications between the auditor and management, including any management letter or schedule of unadjusted differences.

6.                Meet with the officers certifying the Company’s periodic reports pursuant to Section 302 of the Sarbanes-Oxley Act, and any other officers that the Committee deems necessary or appropriate, to:

•       discuss whether there are any significant deficiencies or material weaknesses in the design or operation of the Company’s internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information;

•       discuss whether there has been any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting;

•       discuss whether any changes in the Company’s internal control over financial reporting occurred during the most recently completed fiscal quarter that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting, and whether any corrective actions were taken with regard to significant deficiencies or material weaknesses in the Company’s internal control over financial reporting; and

•       obtain assurance that the disclosure controls and procedures have been adhered to for the relevant quarter.

7.                Review and assess on at least an annual basis the Company’s disclosure controls, policies and procedures.

Oversight of the Company’s Relationship With the Independent Auditor

8.                Be directly responsible and have the sole authority to appoint, retain, compensate, evaluate and terminate the independent auditors to be retained by the Company and to pre-approve all audit services, including the compensation of the independent auditors and all audit engagement fees and terms. The Committee may consult with management but shall not delegate these responsibilities to management. The Committee should meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

9.                Have the sole authority to, and shall, review and pre-approve, either pursuant to the Committee’s Audit and Non-Audit Services Pre-Approval Policy or through a separate pre-approval by the Committee, any engagement of the Company’s independent auditor to provide any permitted non-audit service to the Company that is not prohibited by law. The Committee shall have the ability to delegate the authority to pre-approve non-audit services to one (1) or more designated members of the Committee. If such authority is delegated, the delegated member(s) of the Committee shall report to the full Committee, at the next Committee meeting, all items pre-approved by the designated member(s).

10.         Receive and review periodic reports, at least annually, prepared by the independent auditors regarding

(a)         the auditors’ internal quality-control procedures;

(b)         any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five (5) years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and

(c)          the auditor’s independence and all relationships between the independent auditor and the Company.

11.         Discuss the reports described in paragraph 10 above with the auditor, and take appropriate action on any disclosed relationship to satisfy itself of the auditor’s independence. As part of this process, the Committee should evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence (and taking into account the opinions of management). The Committee also should receive, annually, a letter of independence from the independent auditor. The Committee shall present its conclusions to the Board.

12.         Review and evaluate the experience and qualifications of the senior members (including the lead partner) of the independent auditor team and the performance of the independent auditor (which firm ultimately is accountable to the Committee and the Board).

13.         Discuss with the independent auditor the matters required to be communicated by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

14.         Request a representation letter from the Company’s independent auditor prior to the commencement of the audit engagement confirming that (i) the lead (or coordinating) audit partner and the reviewing audit partner have not performed audit services for the Company for more than five (5) consecutive years, and (ii) if either of such persons performed audit services for the Company for five (5) consecutive years, the last year of such period was more than five (5) years ago.

15.         Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the lead audit partner or even the independent auditing firm itself on a regular basis.

16.         Request evidence from the independent auditors confirming that such firm is registered with the Public Company Accounting Oversight Board.

17.         Obtain from the Company’s independent auditor the inspection report of the Public Company Accounting Oversight Board.

Oversight of the Company’s Internal Controls Over Financial Reporting

18.         Review and approve the audit plan and scope of work to be performed by the internal auditor.

19.         Review periodically the scope, responsibilities, budget and staffing of the internal audit function.

20.         Review and assess the adequacy and effectiveness of the Company’s internal control over financial reporting with management, the internal auditor and the independent auditor.

21.         Review management’s annual report on internal control over financial reporting prior to the Company’s inclusion of such annual report in the Company’s Annual Report on Form 10-K.

22.         Review the independent auditor’s attestation report regarding management’s assessment of the Company’s internal control over financial reporting prior to the inclusion of such attestation report in the Company’s Annual Report on Form 10-K.

23.         Review and assess any reports to management prepared by the internal auditor and management’s response thereto, if any.

24.         Review with management any changes in the Company’s internal control over financial reporting that occurred during the most recently completed fiscal quarter that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

25.         Review any significant deficiencies or material weaknesses identified in the Company’s internal control over financial reporting, and any special steps taken as a result thereof.

Compliance Oversight Responsibilities

26.         Review with the Company’s General Counsel (or, in the absence of such officer, other legal counsel of the Company) legal matters that have been brought to the Committee’s attention, or matters that have been brought to the General Counsel’s attention, that may have a material impact on the Company’s financial statements and compliance policies, as well as any material reports or inquiries received from regulatory bodies.

27.         Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies.

28.         Establish and periodically review procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

29.         Establish and periodically review procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

30.         Review and assess on at least an annual basis the Company’s hiring policies with regard to employees or former employees of the independent auditor.

The responsibilities and duties set forth herein are the sole responsibility of the Committee and may not be allocated to a different committee.

V. Additional Powers

The Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities.

The Committee shall have the authority to form, and delegate to, one or more subcommittees as it deems necessary or appropriate.

The Committee shall have the sole authority, to the extent it deems necessary or appropriate, to retain and engage advisers for advice and assistance, including any independent accounting or legal counsel, and shall have the sole authority to approve the advisers’ fees and other retention terms.

The Committee shall have such other authority and responsibilities as may be assigned to it from time to time by the Board.

Advise the Company of the funding requirements necessary to pay (i) the auditors for the purpose of rendering the audit report or performing other audit, review or attest services, (ii) any other advisers employed by the audit committee, and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

VI. Reports to Stockholders and Board

The Committee shall prepare the report of the Committee for inclusion in the Company’s annual proxy statement in accordance with applicable rules and regulations.

The Committee shall regularly report to the Board regarding the status and disposition of the above matters.

VII. Annual Committee Review

The Committee shall conduct an annual review and self-evaluation to determine whether it is functioning effectively and report on such review and evaluation to the Board. The Committee shall annually review and reassess the adequacy of (i) its Audit and Non-Audit Services Pre-Approval Policy, (ii) the Company’s Policy Regarding Employment Relationships with Independent Auditor and (iii) this Charter and recommend any proposed changes to this Charter to the Board for approval.

VIII. Disclosure

This Charter shall be posted on the Company’s website.

IX. Relationship with Auditors and Board

The Company’s independent auditors are ultimately accountable to the Board and to the Committee, as representatives of the stockholders of the Company.

While the Committee has the responsibilities and powers set forth in this Charter, its function is one of oversight, and it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The planning and conduct of the audit is the responsibility of the independent auditor and the financial statements are the responsibility of management.

Effective Date: February 23, 2004

New Plan Excel Realty Trust, Inc.

000000000.000 ext
000000000.000 ext
000000000.000 ext
MR A SAMPLE	000000000.000 ext
DESIGNATION (IF ANY)	000000000.000 ext
ADD 1	000000000.000 ext
ADD 2	000000000.000 ext
ADD 3
ADD 4
ADD 5
ADD 6	C 1234567890 J N T

☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card	C0123456789	12345

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

If this proxy card is properly executed and returned to the Company, the attorney-in-fact and proxy will vote all of the undersigned’s shares entitled to vote on the matters hereon as directed hereon or, where no direction is indicated, the undersigned’s vote will be cast FOR each of the matters hereon.

Election of Directors
1.	The Board of Directors recommends a vote FOR the listed nominees.

		For	Withhold

	01 - Irwin Engelman	☐	☐

	02 - H. Carl McCall	☐	☐

	03 - Melvin Newman	☐	☐

	04 - Glenn J. Rufrano	☐	☐

Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

The attorney-in-fact and proxy will vote such shares as recommended by the Board of Directors, or, if no recommendation is given, in his own discretion with regard to any other matters as may properly come before the meeting, including any proposal to adjourn or postpone the meeting.

STOCKHOLDERS ARE URGED TO COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT PROMPTLY IN THE PREPAID ENVELOPE PROVIDED. STOCKHOLDERS WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON IF THEY SO DESIRE.

Please sign exactly as name appears on this proxy card and date. Where shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature 1 - Please keep signature within the box		Signature 2 - Please keep signature within the box		Date (mm/dd/yyyy)

		1 U P X	0 0 8 1 5 7

001CD40001	00ITQC

Proxy

NEW PLAN EXCEL REALTY TRUST, INC

Proxy for the Annual Meeting of Stockholders to be Held on May 16, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Steven F. Siegel and Joel F. Crystal, and each of them, as attorney-in-fact and proxy with full power of substitution to represent the undersigned and to vote all of the shares of Common Stock and Series D Depositary Shares of the Company, held of record by the undersigned on March 6, 2006, at the Annual Meeting of Stockholders to be held at the Harvard Club of New York City, The West Rooms, 35 West 44th Street, New York, New York at 9:00 a.m. (New York City time) on May 16, 2006 and at any adjournment or postponement thereof. Said attorney-in-fact and proxy is instructed to vote as directed on the reverse side.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

CONTINUED AND TO BE SIGNED ON REVERSE

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)	To vote using the Internet

• Call toll free 1-800-652-VOTE (8683) in the United States of Canada any time on	• Go to the following web site:
a touch tone telephone. There is NO CHARGE to you for the call.	WWW.COMPUTERSHARE.COM/EXPRESSVOTE

• Follow the simple instructions provided by the recorded message.	• Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Local Time, on May 2, 2006.

THANK YOU FOR VOTING